As filed with the Securities and Exchange Commission on May 14, 2003

                           Registration No. 333-86078

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                                 AMENDMENT NO. 4


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Conscious Intention, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

          Nevada                                          94-3409449
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                     Identification Number)


                                      7372
                          (Primary Standard Industrial
                          (Classification Code Number)

                          6620 Lake Washington Blvd NE
                                    Suite 301
                               Kirkland, WA 98033
                                 (425) 822-3040
                               (425) 822-1007 Fax

                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                                   Sylva Leduc
                          6620 Lake Washington Blvd NE
                                    Suite 301
                               Kirkland, WA 98033
                                 (425) 822-3040
                               (425) 822-1007 Fax

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                            Jonathan Dariyanani, Esq.
                                101 Hiller Street
                                Belmont, CA 94002
                               (310) 849-4576 Tel
                               (415) 358-5548 Fax

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.


     If this form is filed to register additional securities for an offering under Rule 462(b)of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If this form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If this form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If delivery of the prospectus is expected to be made under Rule 434, please check the following box [ ].



Calculation of registration fee



Title of
each class
of                     Amount of
securities             shares to       Proposed maximum     Proposed maximum    Amount of
to be                  be              offering price       aggregate           registration
registered             registered      per unit             offering price      fee (1)
---------------        -----------     ----------------     -----------------   ------------

Common shares          500,000         $ 0.50                $ 250,000           $ 67.00
to be sold by
company

Common shares          353,000         $ 0.50                $ 189,000           $ 47.30
to be sold by
selling
shareholders



     (1) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(o) of the Securities Act of 1933. The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting according to such Section 8(a), may determine.

Prospectus  (subject to completion)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Issued [to be dated upon printing of prospectus] 2003




                                 853,000 Shares

                            CONSCIOUS INTENTION, INC.

                                  COMMON STOCK


NEITHER THE EITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This prospectus relates to our offering of 500,000 shares of our common stock at a price of $0.50 per share and the offering by certain selling shareholders of 353,000 shares of our common stock at a price of $0.50 per share. We will not receive any proceeds from the sale of any of the shares by selling shareholders. We will be selling all of the 500,000 shares of common stock we are offering in a direct participation offering and will not use an underwriter or pay a commission for the sale of the shares. This is our initial public offering, and no public market currently exists for any of our securities. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

This is a highly risky investment.

WE HAVE DESCRIBED THESE RISKS UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 7.


PRICE $0.50 PER SHARE
                                                      Per Share         Total
Public Offering Price                                 $0.50             $250,000
Discounts and Commissions                             $0.00             $0.00
Proceeds, before expenses, to Conscious Intention     $0.50             $250,000


These securities are not listed on any national securities exchange or the Nasdaq Stock Market. There is no minimum amount of shares required to be sold in the offering by Conscious Intention. No assurance can be given that the company will be successful in selling any shares. The above table gives information based on the offering being fully subscribed.


    Concluding date of the offering:
    August 31, 2003

Table of contents                                                          Page

Front of registration statement                                            1-2

Inside front and outside back cover pages of prospectus                    3

Summary information                                                        5

Risk Factors                                                               7

Use of proceeds                                                            11

Determination of offering price                                            13

Plan of distribution                                                       14

Selling security holders                                                   15

Legal proceedings                                                          16

Directors, executive officers, promoters and control persons               16

Executive compensation                                                     17

Security ownership of certain beneficial owners and management             18

Description of securities                                                  20

Interest of named experts and counsel                                      21

Changes in and disagreements with accountants on accounting                21
and financial disclosure

Disclosure of commission position on indemnification for                   22
securities act liabilities

Description of business                                                    23

Management's discussion and analysis                                       28

Description of property                                                    35

Certain relationships and related transactions                             36

Market for common equity and related stockholder matters                   37

Financial statements                                                       40

Indemnification of directors and officers                                  41

Other expenses of issuance and distribution                                41

Recent sales of unregistered securities                                    42

Undertakings                                                               43

Exhibits index                                                             45

Summary information and risk factors


Prospectus summary

     You should read the following summary together with the more detailed information regarding Conscious Intention and the common stock being sold in this offering and our financial statements and notes appearing elsewhere in this prospectus.


Conscious Intention, Inc.
Principal Executive Offices
6620 Lake Washington Blvd NE
Suite 301
Kirkland, WA 98033
(425) 822-3040
(425) 822-1007 Fax
www.consciousintention.com


Conscious Intention, Inc. is a development stage company that was organized under Nevada law on October 12, 2001. We are engaged in the business of providing materials, tools and on-line, Internet support services and resources for individuals wishing to open a business as an executive coach or career counselor. These materials and resources have not yet been fully developed. To date, we have derived no revenue, have no customers and are not yet offering our products and services for sale.

Key Terms of the Primary Offering

We are offering for sale 500,000 common shares to the public at a price of $0.50 per share. This offering is being conducted without an underwriter on a direct participation basis. There can be no assurance that we will be able to sell any of the shares we are offering. We have determined the initial offering price of the shares arbitrarily. The per share price bears no relationship to our assets, earnings, book value or any other set of traditional valuation criteria. If the offering is fully subscribed, we will raise $250,000, before expenses of the offering. The offering will end on August 31, 2003. Officer and director Sylva Leduc will conduct the offering and the sales.



The Primary offering:

Common stock offered.............................................500,000 shares

Common stock to be
outstanding
after this
offering...................................................... 4,500,000 shares


Use of  proceeds..................... For general corporate purposes, including working capital and development of print and Internet based coaching resources, staffing, advertising, marketing and sales expenses.

Key Terms of the Secondary Offering

We are also registering 353,000 shares for sale by certain of our selling shareholders at a price of $0.50 per share. We will not receive any of the proceeds of any of the sales of the shares sold by the selling shareholders. We are paying the expenses for the registration of these shares.

The foregoing information is based on the number of shares of common stock outstanding as of December 31, 2002. No option shares have been authorized, issued or granted to date.


SUMMARY FINANCIAL DATA

    The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this prospectus. The statement of operations data for the period inception to December 31, 2001 and the consolidated balance sheet data at December 31, 2001 come from Conscious Intention's Financial Statements included elsewhere in this Prospectus. These statements include all adjustments that Conscious Intention considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.

Balance Sheet Data


                                                                             December 31,
                                                               -------------------------------
                                                                            2002             2001
                                                                   -------------     -------------

Cash                                                                $        13       $     2,615
Receivable from a related party                                           1,690                --
Deferred Offering Costs                                                  23,844            23,844

     Total Assets                                                   $    25,547       $    26,459


Accounts payable                                                    $    30,553       $    25,441
Payable to related party                                                     --               810


Common stock - $0.001 par value; 10,000,000 shares
authorized; 4,000,000 shares issued and outstanding                       4,000             4,000
Deficit accumulated during the development stage                         (9,006)           (3,792)

Total Liabilities and Stockholders' Equity (Deficit)                $    25,547       $    26,459


Statement of Operations Data


                                                                                         For the Periods
                                                                                         October 12, 2001
                                                        For the Year                    (Date of Inception)
                                                           Ended                             through
                                                        December 31,                       December 31,
                                                            2002                    2001                  2002
                                                     ------------------      ------------------    ------------------

Revenue                                                 $     --                $     --                $    --

General administrative expenses                            5,214                   3,792                  9,006

Net Loss                                                $ (5,214)               $ (3,792)               $(9,006)


Risk factors


     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Risks and uncertainties, in addition to those we describe below, that are not presently known to us, or that we currently believe are immaterial may also impair our business operations. If any of the following risks occur, our business could be harmed, the price of our common stock could decline and you may lose all or part of your investment.


Risks related to our business

We currently have no complete products to offer and may never successfully complete a product, causing our business to fail.

    We have planned three primary products for development and delivery on the
Internet:

o a series of texts and on-line materials providing aspiring executive coaches with resources to open their own coaching business;
o an on-line coaching club which provides community, interaction and client referrals for coaches; and
o a software product which helps coaches to manage their practice and clients.

    All of these products are in the very early stages of development and require substantial time and resources to complete them. We do not currently have the resources or staff to complete the products and may, therefore, never have a product offering. Without a product offering, we will fail.


We are not currently profitable and may not become profitable. If we never become profitable, our stock price would decline.

     As of December 31, 2002, we had accumulated deficits of $9,006 since inception on October 12, 2001. We have never made any sales or profits. The revenue and income potential of our business and the market for coaching support services through non-traditional on-line means such as ours have not been proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our systems, infrastructure and product. As a result, we anticipate having a net loss from operations in fiscal 2003 and may not be able to reach or sustain profitability in the future.

We might not successfully implement strategies to establish and increase adoption of our coaching support services by executive coaches. If we fail to establish and increase adoption of our coaching support services, our financial results and growth prospects would be affected significantly and negatively.

    Our future profitability will depend, entirely, on our ability to implement successfully our strategy to establish and increase adoption of our online coaching support services. We cannot assure you that the relatively new market for coaching support services will remain viable. We expect that customer adoption will be dependent on our ability to:

   o Drive executive coach awareness of the value of on-line support services in general;
   o Encourage coaches to sign up for and use our on-line support services;
   o Establish and enhance our infrastructure to handle seamless providing of support services;
   o Continue to develop easy-to-use technology; and
   o Diversify our product offering to appeal to a more diverse range of executive coaches.

     Our investment in these programs will require substantial amounts of cash, which may not be available. Such expenditures will affect adversely our short-term profitability. Additionally, we may fail to implement successfully these programs or to establish or increase substantially adoption of our on-line coaching support services. Such a failure would impact revenues adversely, and cause our business to suffer.


Sylva Leduc serves as sole officer, sole director and sole employee and may leave the company at any time. If Ms. Leduc leaves prior to securing a replacement, the company will be left without management or employees and its business operations would cease.

    Our sole director, Chief Executive Officer and sole employee, Sylva Leduc, is entirely responsible for the development and execution of our business. She is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason before we have hired additional personnel, we will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the required materials and solicit potential customers. We will fail without Ms. Leduc or an appropriate replacement.


Conflicts of interest exist between Ms. Sylva Leduc's role as CEO of Conscious Intention and other business interests which may result in self-dealing and diminished corporate opportunities.

    As Turning Point and Conscious Intention both provide coaching support services, it is possible that a conflict of interest exists between Ms. Leduc's management of Conscious Intention and her management of Turning Point. There can be no assurance that Ms. Leduc will resolve this conflict in a way that is satisfactory for the shareholders of Conscious Intention. Ms. Leduc currently spends less than 25% of her full-time efforts on business matters related to Conscious Intention. It is not anticipated that Ms. Leduc will materially increase her work hours at Conscious Intention unless the company is successful in raising sufficient proceeds in this offering to build and complete a website with a reasonable volume of traffic. At this time, Ms. Leduc would still spend less than 50% of her full time efforts on Conscious Intention once the website is built and the core product offering established. It is possible that Ms. Leduc's outside business interest and her lack of full-time commitment to Conscious Intention may materially damage our financial prospects and prospects for commercial success with our product offering.



We may not be able to compete effectively against dominant companies in executive coaching and professional coaching support because we lack the equipment, staff, strategic alliances and experience.

     There are numerous, well-financed competitors who offer management consultancy services which indirectly compete with coaching as well as individuals and firms that offer support to coaches, many of whom have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing services to coaches than Conscious Intention does. These competitors include:

o Korn/Ferry Executive Coaching offered by Korn/Ferry
o Coachville.com operated by Thomas Leonard
o Ccui.com operated by Corporate Coach U International
o Personalcoaching.com operated by Franklin Covey
o Executivecochcollege.com operated by the College of Executive Coaching


    We have not demonstrated that we can compete successfully against these competitors and we may not be able to in the future. If we are unable to effectively compete in the coaching field, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

Risks related to this offering


There is no minimum amount of shares that are required to be sold in the offering before we can utilize the proceeds of your investment. Therefore, we may take in your investment and spend it without raising sufficient proceeds to execute our business plan.

     We are able to spend proceeds from the offering as shares are sold, without any assurance that the offering will be sufficiently subscribed to meet our minimum capital requirements for the execution of our business plan. This means that we could spend the proceeds of your investment and still not have a product offering or any revenues. If we were to only raise a portion of our necessary capital, we would be unable to execute our plan and we would fail, causing a total loss of your investment.

We require additional financing in order to continue operations. If we do not receive sufficient additional financing, we will be unable to execute our business plan and we will fail.

     We have extremely limited cash reserves and require additional financing in order to continue. If we do not receive a sufficient amount of additional financing, our operations may be materially and adversely affected, we may not be able to offer our product or hire additional personnel. Without offering our product or hiring additional personnel, our business will fail which will result in a total loss of your investment.

No public market for our shares exists and one may never develop. Without an active public market for the shares, you may never be able to sell your shares or may only be able to sell them for a fraction of the offering price.

   Our shares have not been traded publicly. Following this offering, a market for our common shares may or may not develop. If a market develops, the market price for our common stock may experience a substantial decline. The price at which shares purchased in the offering can be sold may be substantially lower than the offering price. We determined the offering price without negotiation and with no reference to established valuation criteria, such as book value. As a result, you may not be able to sell your shares of common stock at or above the offering price. No public market may develop at all for the shares and you may therefore never be able to sell your shares.


As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.

    The offering price is substantially higher than the pro forma, net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of $0.50 per share. This dilution is due in large part to earlier investors in our company having paid substantially less than the initial public offering price when they purchased their shares. The exercise of outstanding options and warrants and future equity issuances, including any additional shares issued in connection with acquisitions, will result in further dilution to investors.

We do not plan to pay dividends in the foreseeable future.

    We do not anticipate paying cash dividends to our stockholders in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize on their investment. Investors seeking cash dividends should not purchase our common stock.

Insiders who hold 91% of our outstanding stock have substantial control over Conscious Intention that could delay or prevent a beneficial change in corporate control

    We anticipate our executive officers, directors and entities affiliated with them, in the aggregate, beneficially own approximately 91% of our outstanding common stock. If these stockholders acted together, they would be able to exercise significant control over all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions, which may have the effect of delaying or preventing a third party from acquiring control over us, even if such a transaction would be beneficial to the shareholders.

The report of our independent auditors expresses substantial doubt about our ability to continue as a going concern

    The report of our independent auditors located in this filing indicates a substantial doubt about our ability to continue as a going concern due to lack of sufficient working capital and historical losses. Our working capital is severely limited and we have sustained large losses. We may not have enough working capital to survive or to sustain further losses and our business might fail as a result.


Special note regarding forward-looking statements

    Some of the statements under "Prospectus summary," "Risk factors," "Plan of operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

Use of proceeds


The proceeds from the sale of shares of our common stock by selling shareholders will be received directly by the selling stockholders. We will receive no proceeds from the sale of the common stock offered by selling shareholders under this prospectus. We estimate our net proceeds from the sale of 500,000 shares of common stock in this offering will total $225,000 based on an assumed offering price of $0.50 per share and after deducting offering expenses, which are payable by us. The principal purposes of this offering are to establish a public market for our common stock, increase our visibility in the marketplace and facilitate our future access to public capital markets. We intend to use the net proceeds from this offering as follows:

         o $50,000 to complete development of the Internet website, associated coaching materials and software product;

         o $100,000 for advertising and marketing of the product offering, including the hiring of a full-time, sales person o the balance for other general corporate purposes, including development of additional product features and additional sales channels for the product.

     We indicate in the table below how we intend to use proceeds of the offering assuming the sale of various percentages of securities offered for sale by the company. Pending these uses, we will invest the net proceeds of this offering in short-term money market and money market equivalent securities.


    In the event that the proceeds of the offering are insufficient to pay offering expenses, we will be forced to defer payment of our legal fees related to the offering until either:

o  Revenues are derived from product sales; or

o We are able to borrow sufficient amounts from our chief executive officer, shareholders or others to pay the offering expenses; or

o We are able to conduct another offering with sufficient proceeds to pay the expenses.


   No proceeds of the offering will be used to pay any debts to related parties. We have made arrangements with our corporate counsel to defer payment of legal expenses related to the offering indefinitely until there are sufficient offering proceeds to pay legal expenses.


    Use of Proceeds Table

    The following table presents the uses of proceeds assuming the sale of 25%, 50%, 70% and 100% of the securities offered for sale in this offering by the company.

------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------
Percent Sold  Shares        Gross       Offering     Net Proceeds  Principal Uses
                            Proceeds    Expenses
------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------
------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------

100           500,000       250,000     25,000       225,000       $100,000 sales and marketing
                                                                   $60,000 chief executive salary
                                                                   $50,000 website, materials and software development
                                                                   $10,000 telecomunications
                                                                   $5,000 office supplies and stationary

------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------
------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------
75            375,000       187,500     25,000       162,500       $70,000 sales and marketing
                                                                   $50,000 website, materials and software development
                                                                   $27,500 chief executive salary
                                                                   $10,000 telecomunications
                                                                   $5,000 office supplies and stationary

------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------
------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------
50            250,000       125,000     25,000       100,000       $40,000 sales and marketing
                                                                   $50,000 website, materials and software development
                                                                   $5,000 telecomunications
                                                                   $5,000 office supplies and stationary

------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------
------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------
25            125,000       62,500      25,000       37,500        $10,000 sales and marketing
                                                                   $25,000 website, materials and software development
                                                                   $2,000 telecomunications
                                                                   $500 office supplies and stationary

------------- ------------- ----------- ------------ ------------- ------------------------------------------------------------


Determination of the offering price


    The selling shareholders may offer their stock through privately negotiated transactions at a per share price of $0.50. There can be no assurance that these prices will bear any relation to traditionally recognized criteria of value, book value, or other objective measure of the value of the shares. The company will offer shares for sale at $0.50 per share directly to the public through the efforts of its chief executive officer Sylva Leduc.



    We have arbitrarily determined the offering price of $0.50 per share. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. The price per share in this offering is substantially above its net tangible book value, and we cannot assure you that the price will accurately reflect a market price for the shares. Among factors considered by us in determining the offering price were:

o Estimates of our business potential;

o Our limited financial resources;

o The amount of equity desired to be retained by present stockholders;

o The amount of dilution to the public; and

o The general condition of the securities markets.


Nevada law and certain provisions of our articles of incorporation and bylaws

    Nevada law and our articles of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors by virtue of the fact that the board of directors has the ability, without shareholder approval, to issue preferred stock and specify the rights and preferences of such stock. Such an issuance by the board of directors could discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of their proposals could result in an improvement of their terms.

Transfer agent and registrar

    The company currently acts as its own transfer agent and registrar.

Plan of distribution

    This prospectus covers the sale of new shares issued by us directly to the public and the resale by selling stockholders of shares of our common stock that they have already purchased from us. Shares sold by the company will be offered and sold directly by officer and director Sylva Leduc at a price per share of $0.50 and will be sold to acquaintances of our officer and director, Sylva Leduc, who will receive no additional compensation from such sales. These sales by Sylva Leduc should qualify for exemption from broker dealer registration requirements as provided in Rule 3a4-1 of the Exchange Act. Under the rule, Sylva Leduc would not be considered a broker dealer in this case because there would be no general solicitation for the shares and they would only be sold to acquaintances of hers with whom she already has a pre-existing business relationship. Sylva Leduc:

o is not subject to statutory disqualification or otherwise prohibited from assisting us in the offer and sale of the shares;
o is not compensated based directly or indirectly on transactions in securities;
o is not an associated person of a broker dealer and has not ever been such;
o performs and is expected to perform substantial duties for us not related to transactions for securities; and
o has not been involved with in any way the issuance of securities from any issuer during the last 12 months.


    Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

o Transactions in the OTC Bulletin Board; or

o Transactions negotiated between selling stockholders and purchasers, or otherwise.

The company intends to sell the shares in the states listed below, relying on registration or an exemption from registration as listed below:

Florida Exempt from registration under the limited offering exemption 517.061
(11)
Nevada Exempt from registration under the limited offering exemption NRS
90.530 (11)

     Broker-dealers may purchase shares directly from a selling stockholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling stockholders selling common stock, and purchasers buying shares sold by a selling stockholder. If a broker buys shares directly from a selling stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling stockholder for the resale. To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. We will also file a post-effective amendment to the registration statement to amend the prospectus to disclose pledges, donees, transferees and other successors in interest. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.



Selling shareholders


                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Vance Walle                         150000        3.75%          150000         0              0.0%
--------------------------------
Jonathan Dariyanani                 100000        2.50%          100000         0              0.0%
--------------------------------
Sean Rice                            50000        1.25%          50000          0              0.0%
--------------------------------
Kirk Roberts                         25000        0.63%          25000          0              0.0%
--------------------------------
Monica Pulver                         5000        0.13%          5000           0              0.0%
--------------------------------
Richelle Roberts                      5000        0.13%          5000           0              0.0%
--------------------------------
Brad Froehler                         1000        0.03%          1000           0              0.0%
--------------------------------
Crystal Yarych                        1000        0.03%          1000           0              0.0%
--------------------------------
Dalaine Haverty                       1000        0.03%          1000           0              0.0%
--------------------------------
David Brown                           1000        0.03%          1000           0              0.0%
--------------------------------
Garry Haverty                         1000        0.03%          1000           0              0.0%
--------------------------------
Greg Phoenix                          1000        0.03%          1000           0              0.0%
--------------------------------
Ken Roberts                           1000        0.03%          1000           0              0.0%
--------------------------------
Kerby Helliwell                       1000        0.03%          1000           0              0.0%
--------------------------------
Kerry Phoenix                         1000        0.03%          1000           0              0.0%
--------------------------------
Kirsten Thompson                      1000        0.03%          1000           0              0.0%
--------------------------------
Kristine Ponte                        1000        0.03%          1000           0              0.0%
--------------------------------
Lisa Farquharson                      1000        0.03%          1000           0              0.0%
--------------------------------
Nairne Kincade                        1000        0.03%          1000           0              0.0%
--------------------------------
Paul Thompson                         1000        0.03%          1000           0              0.0%
--------------------------------
Richard S. Arnold, Jr.                1000        0.03%          1000           0              0.0%
--------------------------------
Rod Farquharson                       1000        0.03%          1000           0              0.0%
--------------------------------
Rod Froehler                          1000        0.03%          1000           0              0.0%
--------------------------------
Thomas Schroeder                      1000        0.03%          1000           0              0.0%
--------------------------------


Selling shareholder Jonathan Dariyanani acts as corporate counsel for Conscious Intention on a consulting basis. No other selling shareholder has or has had a material relationship with Conscious Intention.

Legal proceedings

We are not a party to any legal proceedings.

Executive officers and directors


Our executive officers and directors and their ages, as of April 1, 2003, are as follows:

Executive officer and director:

Sylva Leduc 50 years old

Executive officer and directors:


     Sylva Leduc, chief executive officer, principal accounting officer and director. Ms. Leduc currently serves as president of her own executive coaching and leadership development firm, TurningPoint NW LLC, located in Kirkland, Washington, through which she provides coaching services directly for executives and teams. She has served in this capacity since June of 2000. From May of 1997 until June of 2000, Ms. Leduc was a change management consultant for Ernst &
Young, LLP in Seattle, Washington where she provided consulting services to clients in human resources, business improvement and organizational development. From May of 1995 until May of 1997, Ms. Leduc served as a senior consultant for Princeton/Masters International Corporation of Bellevue, Washington where she provided coaching services to executives, senior managers, managers, and technical professionals. From 1991 until 1995, Ms. Leduc was a director at Mainstream Access Corporation of Bellevue, Washington, where she provided group and individual consulting and coaching. From 1986 until 1991, Ms. Leduc served as group services director, among other positions, at Career Development & Employment of Calgary, Alberta, Canada, a governmental department where Ms. Leduc provided delivery of group programs and one-on-one career planning. Ms. Leduc is a graduate of the University of Calgary, Alberta with a Masters Degree in Educational Psychology in 1989 and a Bachelor of Arts degree in Psychology in 1986.


    Sylva Leduc is also president of Turning Point NW, LLC, a limited liability company engaged in providing executive coaching to individuals and teams. Turning Point also owns a software product, Client Compass, which provides client management support to individual coaches. It is intended that, if Conscious Intention is successful in raising sufficient proceeds in this offering to build and complete a website with a reasonable volume of traffic, Ms. Leduc would offer Conscious Intention the ability to resell this software product to executive coaches under a commercially reasonable arrangement. No such arrangement has yet been reached and there can be no assurance that such an arrangement will ever be reached.

     As Turning Point and Conscious Intention both provide coaching support services, it is possible that a conflict of interest exists between Ms. Leduc's management of Conscious Intention and her management of Turning Point. There can be no assurance that Ms. Leduc will resolve this conflict in a way that is satisfactory for the shareholders of Conscious Intention. Ms. Leduc currently spends less than 25% of her full-time efforts on business matters related to Conscious Intention. It is not anticipated that Ms. Leduc will materially increase her work hours at Conscious Intention unless the company is successful in raising sufficient proceeds in this offering to build and complete a website with a reasonable volume of traffic. At this time, Ms. Leduc would still spend less than 50% of her full time efforts on Conscious Intention once the website is built and the core product offering established. It is possible that Ms. Leduc's outside business interest and her lack of full-time commitment to Conscious Intention may materially damage our financial prospects and prospects for commercial success with our product offering.

Board of directors

    Our board of directors currently consists of 1 member. Each director holds office until his or her term expires or until his or her successor is duly elected and qualified.

Board committees

     None.

Director compensation.

    Our director does not currently receive any cash compensation for services on the board of directors or any committee thereof, but directors may be reimbursed for expenses in connection with attendance at board and committee meetings.


Executive compensation

    The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities since the commencement of our operations by our chief executive officer, there are no other executive officers that earned more than $100,000 in salary and bonus since commencement of operations.


              Summary compensation table for Fiscal Year 2001-2002

            Annual compensation                       Long-term compensation awards
            ------------------------------            -----------------------------

Name,                                     Other              Restricted         Securities
Principal                                 annual             stock              underlying         All other
Position        Salary($)  Bonus($)       compensation($)    award(s)($)        options(#)         compensation

Sylva Leduc,
CEO/Director     $0 *        0             0                  0                  0                 0


*Sylva Leduc has not drawn any salary from Conscious Intention. It is anticipated that Ms. Leduc will begin taking a salary of $60,000 beginning March 31, 2003. Ms. Leduc is not entitled to any reimbursement for any salary she has elected to forego. During the period ended December 31, 2001, Sylva Leduc advanced $4,700 to the Company. At December 31, 2001 amounts still due her were $810. During the year ended December 31, 2002 the Company repaid this $810 and advanced $1,690 to Turning Point NW, LLC, a related party commonly controlled by Ms. Leduc. The advance bears interest at 8% and is due June 1, 2003.


Option grants since inception and aggregate option exercises during last fiscal year and fiscal year-end option values.

    Since inception, we have not granted any stock options to any individual, including our chief executive officer. We anticipate granting options to various employees, directors and consultants. Any such grants will be made at an exercise price equal to the fair market value of our common stock as determined by our board of directors.

We have no employment agreements with any of our employees.

Employee benefit plans

We do not currently have any employee benefit plans.

Security ownership of certain beneficial owners and management


The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2003, by:

o       each named executive officer;

o       each of our directors;

o       all current directors and executive officers as a group; and

o each person or group of affiliated persons who is known by us to own beneficially 5% or more of our common stock;


    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2003, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other person. As of April 1, 2003, no individual listed in the table below owned any options or warrants to purchase any of our common or preferred stock.

    Except as indicated in the footnotes to this table and as required under applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. This table also includes shares owned by a spouse as community property. Percentage of ownership is based on 4,000,000 shares of common stock outstanding on April 1, 2003. Unless otherwise indicated, the address of each of the individuals named below is 6620 Lake Washington Blvd NE, Suite 301, Kirkland, WA 98033.

    The following table also includes information with respect to the common stock beneficially owned by officers, directors and 5% or greater shareholders as of April 1, 2003. The stockholders provided us the information included in the table below. To our knowledge, each of the stockholders has sole voting and investment power over the shares of common stock listed in the table below.

Name and address of beneficial owner


          Executive Officers and Directors as a group as of April 1, 2003


Title of class     Name and address of    Amount and nature of  Percent of class
                   beneficial owner        beneficial owner

Common            Sylva Leduc (1) (2)      3,647,000                  91.2 %

(1) Includes 25,000 shares held by Ms. Leduc's spouse, Robert Rican.
(2) Ms. Leduc is the only officer, director and the sole person to own 5% or more of the outstanding shares.


    Executive Officers, Directors & 5% beneficial owners as of April 1, 2003


Title of class     Name and address of   Amount and nature of   Percent of class
                   beneficial owner      beneficial owner

Common             Sylva Leduc (1) (2)    3,647,000                91.2 %

(1) Includes 25,000 shares held by Ms. Leduc's spouse, Robert Rican.
(2) Ms. Leduc is the only officer, director and the sole person to own 5% or more of the outstanding shares.

Description of securities


Current capital structure

    As of the date of this prospectus, we have 10,000,000 shares of common stock, par value $0.001, authorized, with 4,000,000 shares outstanding held of record by 26 stockholders.

Description of capital stock

    Upon the closing of this offering, we will be authorized to issue 10,000,000 shares of common stock, $0.001 par value. The following description of our capital stock does not purport to be complete and is subject to and qualified by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common stock

    As of April 1, 2003, there were 4,000,000 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend policy." In the event of a liquidation, dissolution or winding up of Conscious Intention, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred stock

    The board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. The effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of Conscious Intention without further action by the stockholders.

    We have yet to authorize any preferred stock. Our board of directors is empowered, without stockholder approval, to issue series of preferred stock with any designations, rights and preferences as they may from time to time determine. Thus, preferred stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the common stock. Preferred stock, if issued, could be utilized, under special circumstances, as a method of discouraging, delaying or preventing a change in control of our business.

Registration rights

None.


Options

    We currently have no options exercisable for our common stock available for grant. We do not presently have any warrants authorized. Our board of directors may later determine to grant such options and authorize warrants.

Dividend policy

    We have not paid any cash dividends since our inception and do not intend to pay any cash dividends in the foreseeable future.

Interest of named experts and counsel


     The validity of the common stock offered in this registration statement will be passed upon for us by Jonathan Ram Dariyanani Esq., Santa Monica, CA. Mr. Dariyanani is the beneficial owner of 100,000 common shares of stock.

     The balance sheets as of December 31, 2002 and 2001, and statements of operations, stockholders equity (deficit), and cash flows for the year ended December 31, 2002 and the period from October 12, 2001 (date of inception) through December 31, 2002, included in this prospectus, have been included herein in reliance on the report of Hansen, Barnett & Maxwell, independent certified public accountants, dated March 27, 2003, given on the authority of that firm as experts in auditing and accounting.

Changes in and disagreements with accounts on accounting and financial disclosure


    There have been no disagreements with the accountants on accounting policies or financial disclosure.

Disclosure of commission position on indemnification for securities act


    Our bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification.

     We are entering into indemnification agreements with each of our officers and directors containing provisions that require us to, among other things, indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, and to cover our directors and officers under any of our liability insurance policies applicable to our directors and officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

     The limitation on liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

    At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

    The limitation of our director's liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Conscious Intention pursuant to the foregoing provisions, or otherwise, Conscious Intention has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Description of business

Overview

    Conscious Intention is a development stage executive coaching support company. Executive coaching consists of rendering professional development advice, guidance, leadership, organizational development, communication and human resources advice to individual professionals, groups and organizations. Conscious Intention plans to offer support services to executive coaches which consist of:

o a series of texts and on-line materials providing aspiring executive coaches with resources to open their own coaching business;
o an on-line coaching club which provides community, interaction and client referrals for coaches; and
o a software product which helps coaches to manage their practice and clients.

    We intend to develop these texts, materials, communities, referral systems and software products ourselves, through the efforts of our Chief Executive Officer, Sylva Leduc, through materials that she has already prepared and via the use of consultants. These services will be offered to coaches directly through the Internet. We intend to charge a monthly or yearly subscription fee payable by coaches for unlimited use of the basic site resources. We intend to derive additional revenue by eventually adding premium services to our basic product offering. We plan to advertise our products at industry trade shows, in trade publications and on-line at various existing websites for executive coaches.


History and form of organization

    Conscious Intention, Inc. is a development stage Nevada corporation formed on October 12, 2001 for the purpose of developing and commercializing on-line products and support systems for executive coaches. To date, the product offering remains incomplete, the website is not yet operational and we have no customers.


Conscious Intention's principal products and services

    Conscious Intention is not currently providing any products or services. Conscious Intention plans to offer support services to executive coaches which consist of:

o a series of texts and on-line materials providing aspiring executive coaches with resources to open their own coaching business;
o an on-line coaching club which provides community, interaction and client referrals for coaches; and
o a software product which helps coaches to manage their practice and clients.


    Provided that we derive sufficient financing proceeds, we intend to begin offering our services in July of 2003.

     Conscious Intention intends to price all of its basic product offering on a monthly or yearly subscription basis to executive coaches worldwide, though no product offering is contemplated outside of the English language. We have not yet determined how much we will charge for this monthly or yearly subscription service. We intend to offer additional, premium services to our subscribers on a fee-for-services basis, but have not yet determined the nature of such services, how specifically they might be priced or how they might be provided.

Distribution and marketing methods

    Presently, Conscious Intention has no salespeople or distributors of its products. We intend that our Chief Executive Officer, Sylva Leduc, will use her network of professional and business contacts in the field of executive coaching to reach our first subscribers through a direct email and telephone campaign. We intend to distribute the services themselves exclusively by means of our website, www.consciousintention.com. We intend to market our product via industry trade shows, in trade publications and on-line at various existing websites for executive coaches.


Status of products and services


    Currently, we have not done any development on the Conscious Intention website itself. We anticipate that 50% of the materials that will be offered for viewing on the site have already been created by Ms. Leduc in the course of her experience in executive coaching. We anticipate that the rest will be completed by the time the website should launch, in July of 2003. We intend to have most of the technological and hosting aspects of the site developed by consultants. While no final software product for use on the site has been identified, Ms. Leduc owns a product that would be suitable for the purpose, though she has not decided under what terms or conditions she would license it to Conscious Intention. If Ms. Leduc does not license her product to us, we estimate a suitable replacement product can be purchased for between $25,000 and $50,000. The architecture of the coaching club and client referral network for coaches has been developed by Ms. Leduc and awaits technical implementation on the website.

Business Combination


We have no plan to seek a business combination in the near future. It is our intention to seek funding for the business of Conscious Intention as articulated in this section. If, however, we are either unable to raise sufficient proceeds from the offering to conduct our business as currently contemplated or are able to raise sufficient proceeds but do not succeed in attracting a critical mass of customers with our contemplated product offering, we will evaluate other options, including acquiring an existing business within the coaching space with established customers and proven products. Sufficient proceeds to conduct our business without an acquisition is estimated to be minimum net proceeds to the Company of $37,500. A critical mass of customers would be at least 100 paying members. We have no intention of pursuing any business combination outside of the coaching industry or unrelated to our growth as a coaching support company. There can be no assurance that, even if we desired such a business combination, it would be available under suitable terms and conditions.


Revenues

    Conscious Intention has derived no revenue to date. It is contemplated that the earliest revenues would be derived in July of 2003, when the site launches.


Competitive conditions, competitive position and methods of competition

    The executive coaching support services market in which we compete is relatively new and our services are highly specialized. Intense competition exists for our service offerings. The number of companies with which we compete is estimated in the hundreds and expanding. We expect competition with our services to increase over time as the market for our services grows. Competition may also increase as a result of industry consolidation.

    Our chief competition comes from large executive placement firms which offer coaching and support services, such as:

o Korn/Ferry Executive Coaching offered by Korn/Ferry
o Coachville.com operated by Thomas Leonard
o Ccui.com operated by Corporate Coach U International
o Personalcoaching.com operated by Franklin Covey
o Executivecochcollege.com operated by the College of Executive Coaching

     These companies tend to compete for clients by sales of services to existing clients, via word of mouth referrals, advertising, trade show presence and seminars. Our main method of competition is through product differentiation based on style, philosophical orientation, the culture of our offerings and the group dynamic of our customers who participate in our club, on-line forum and referral network. We intend to distinguish our service offering by appealing to the sole practitioner executive coach, specifically the human resource or high level executive or therapist without significant experience in executive coaching and to the well-established practitioner interested in mentoring with, affiliating with and encouraging new entrants to the profession. The philosophical orientation of our services and therefore, we hope, the culture that will surround on-line discussions and referrals on our site, will be one that is proactive, action centered, focused on primarily on enabling rapid improvement in clients toward reaching their own lifestyle goals. This orientation will be reflected in the on-line materials that we offer on the site and in the focus and direction of the on-line software product, which is a practice management tool that helps coaches to track clients, progress and focus on delivering and measuring value.

    We believe that our competitive position is that of vulnerable, new entrant and that the success of our service offering will be largely dependent on our ability to find new executive coaches who are not currently affiliated with an on-line coaching club or coaching support group or who are dissatisfied with their current support group or who are looking for a user-friendly, proactive, results oriented introduction to executive coaching and developing an executive coaching practice.

    To the extent that we do eventually offer premium, fee-for-services offerings in addition to our basic subscription product, competition for those services will depend greatly on the nature of those services and the prices that we desire to charge for them. There is stiff on-line competition for the provision of testing and assessment services over the internet, though offering these services as a convenience for our subscribers may be one method of competition. Another would be to develop a battery of particular industry specific assessment tools, such as coaching assessments for the software professional, accounting professional, legal professional, medical professional, etc. There is less competition in this assessment area than in the general field of on-line assessments.


Dependence on one customer

    While we currently have no customers, we do not contemplate a dependence on one customer or one referral source for clients. We intend to utilize a wide variety of mechanisms for securing customers and intend to have a diverse customer base.


Research and development

    We have not spent any money on research and development to date. We anticipate that we will spend $50,000 on the development of our website, coaching materials and software product offering. Much of the service offering development will be undertaken by Sylva Leduc, our chief executive officer, without additional compensation.


Proprietary rights and licensing


    We rely primarily on a combination of copyrights, licenses, trade secret laws and restrictions on disclosure to protect our intellectual property and proprietary rights. We intend to enter into confidentiality agreements with our future employees and consultants, and to generally control access to and distribution of our internal documentation and other proprietary information. We intend to offer our on-line assessments, materials and software product subject to industry standard end user license agreements designed to protect our rights to our products. Although the contents of our website and products to be built and as constructed to date have been developed by chief executive officer Sylva Leduc, all right, title and interest in those products belong to the Company.

Regulatory environment

     There are two aspects of our business which face significant governmental regulation or are likely to face such regulation; our services offering via the internet through our website and regulations which effect executive coaching generally.

     Within the United States, the legal landscape for internet privacy is new and rapidly evolving. Collectors and users of consumer information over the internet face potential tort liability for public disclosure of private information; and liability under federal and state fair trade acts when information sharing practices do not mirror stated privacy policies. Due to the increasing popularity and use of the internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state and local levels relating to the internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of services. Further, the growth and development of the market for activity on the internet may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the internet, which could, in turn, decrease the demand for our services and increase our cost of doing business. Moreover, the applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet could harm our business.

     Executive coaching is a relatively new field that has not yet been subject to extensive regulation, but exists in a constantly changing regulatory landscape. States and local governmental authorities will often develop new licensing and regulatory schema to address emerging professional fields or will redefine existing licensing and regulatory categories to include new professional fields. As we do not intend to provide coaching services directly, but instead to provide support services to executive coaches, regulation of the executive coaching field itself could effect our service offering in the sense that any materials we supply to coaches for use in their practice would need to conform to applicable law. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to executive coaching could harm our business.

Employees and consultants

    As of April 1, 2003, we had 1 employee We do not have any written employment agreement with our employee. We believe that our relations with our employee are good.


Management's discussion and analysis


    The following discussion and analysis of our financial condition and results of our operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk factors" and elsewhere in this prospectus.


Overview

    Conscious Intention, Inc. is a development stage Nevada corporation formed on October 12, 2001 for the purpose of developing and commercializing on-line products and support systems for executive coaches. Executive coaching consists of rendering professional development advice, guidance, leadership, organizational development, communication and human resources advice to individual professionals, groups and organizations. Conscious Intention plans to offer support services to executive coaches which consist of the following:

o a series of texts and on-line materials providing aspiring executive coaches with resources to open their own coaching business;
o an on-line coaching club which provides community, interaction and client referrals for coaches; and
o a software product which helps coaches to manage their practice and clients.

    To date, the product offering remains incomplete, the website is not yet operational and we have no customers.

     We intend to develop these texts, materials, communities, referral systems and software products ourselves, through the efforts of our Chief Executive Officer, Sylva Leduc, through materials that she has already prepared and via the use of consultants. These services will be offered to coaches directly through the Internet. We intend to charge a monthly or yearly subscription fee payable by coaches for unlimited use of the basic site resources. We intend to derive additional revenue by eventually adding premium services to our basic product offering. We plan to advertise our products at industry trade shows, in trade publications and on-line at various existing websites for executive coaches.

    We intend to launch our website at www.consciousintention.com in July of 2003. At this time, we anticipate offering our contemplated services on-line for a monthly or yearly subscription fee. We have not determined what this fee will be, but similar sites charge anywhere from $360 to $600 per year.

    While we have the ability and staff presently through our chief executive officer Sylva Leduc and consultants whom we have identified, to complete our product offering without hiring any additional full-time employees, we intend to hire at least one person to act as a full-time sales and marketing director for our website.

    We would also like to develop a premium fee-for-services product offering to augment our contemplated subscription offering. This offering would likely consist of on-line assessments that executive coaches can take to assess their own skills, as well as on-line assessments that they can direct their clients to take. We would like for certain of these assessments to be industry specific for a limited number of professional segments, such as technology, finance, legal and government. We have not determined the scope, exact nature or cost to produce such assessment tools or what we would charge for such assessments. Similar assessments cost between $0 and $250 per exam, with an average cost of approximately $25.

    We intend to offer advertising on our website as traffic increases sufficiently to justify the effort. We have not determined how much we would charge for such advertising and who we would target as advertisers. Professional liability insurance firms, accounting firms, law firms, recruitment agencies, banks and credit card companies are all potential advertisers whom we could approach regarding advertising on our website.

Results of operations for the period ending December 31, 2002.


Revenue


        We had no revenue for the period from inception through December 31, 2002.


Operating Expenses

    General and administrative expenses are comprised primarily of expenses related to the initial incorporation of Conscious Intention and preparations for this registration statement.


    General and administrative expenses for the period ended December 31, 2002 were $5,214. These expenses were related to our initial incorporation. We expect general and administrative expenses to increase substantially over this period if Conscious Intention is successful in developing and marketing website offering and in obtaining new customers for its services. We anticipate that such expenditures could be as high as $75,000 or more depending on the level of growth.

    Research and development expenses were not incurred during the period ended December 31, 2002, due to the fact that the development of our materials has been undertaken by our chief executive officer, Sylva Leduc, without compensation. We anticipate spending approximately $50,000on product development over the next twelve months.



Financial Condition


    For the period from inception through December 31, 2002 Conscious Intention had accumulated deficits of $9,006.


    Conscious Intention has very little in the way of current expenses which it needs to fund. Development of the website will be conducted by our chief executive officer without additional compensation until financing proceeds contemplated in this offering are received. If proceeds are received, then product development would commence at that point.


    The company is in a very tenuous cash position going forward. There are nominal reserves of $13 in cash. Conscious Intention can survive only by virtue of continued advances by its officers or by service providers willing to provide services on credit. Even if the company survives to complete this offering, there can be no assurance that Conscious Intention will develop any customers, or that its pricing arrangement with such customers, if located, will be sufficient to provide Conscious Intention with the financial resources necessary to continue operation. There can also be no assurance that proceeds raised from this offering will be sufficient to develop the contemplated offering on the website.

Liquidity and capital resources


    We have financed our deficits through the sale of common shares. For the period from inception through December 31, 2002, net cash used by operating activities was $2,297. As of December 31, 2002, we had cash of $ 13. The principal uses of cash were toward accumulated deficits of $9,006 and the repayment of an advance from Sylva Leduc of $4,700. The principal sources of cash were an increase in accounts payable of $6,709, advances from officer of $4,700 and proceeds from the sale of our common stock of $4,000.

    We believe that existing cash balances and funds generated from operations are insufficient to meet our liquidity needs for the foreseeable future until the proceeds of a financing are received. We will have to rely on advances from our chief executive officer and credit from technology and service providers in order to maintain our operations. There can be no assurance that such advances or credit will be forthcoming. If there are no proceeds from financing within the next 6-12 months, we will fail, as there is no complete service offering currently available to customers.


    While Conscious Intention is optimistic about the company's long-term prospects, the following issues and uncertainties, among others, should be considered in evaluating its growth outlook.


     Our independent certified public accountants have issued a report on our audited financial statements with an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional debt or equity financing as may be required, including obtaining advances from related parties, and ultimately upon our ability to execute our business plan, products and services, find sources of revenue, and attain profitability.


     We need working capital to execute our business plan and, in the future. . There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our products or services. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition.

Cash requirements


    Presently, without the sale of additional shares, we do not have sufficient capital to maintain, grow or continue our operations for the next 12 months. We do not have sufficient resources to build our internet website at www.consciousintention.com nor to complete our on-line service offering. Even if we were to be able to build our service offering and website using the labor of our chief executive officer, we would be unable to finance marketing or advertising necessary to attract subscribers. We estimate that we require a minimum of $37,500 in cash within the next 6 months to cause our website and service offering to be operational and to attract and retain customers in an efficient and profitable manner. If we have less than the minimum of $37,500 in cash, we will still be able to launch a less robust version of our product as developed by our chief executive officer using a commercially available web hosting company. However, it is unlikely that such a diminished version of the product and diminished sales and marketing capability would permit us to pay our chief executive officer or any other employee a salary until such time as sales or revenue growth provided sufficient cash to complete the $37,500 in initial requirements.



Research and development


    We intend to develop our service offering over the next three to six months. In addition, we intend to develop certain fee-for-services on-line assessments when our initial service offering is complete. The factors we will use to determine how much money to spend on research and development will include feedback from our customers, the expenditures of our competitors, the availability and terms of additional financing that we intend to seek, our available cash and general market conditions.



Plant and equipment

    We currently have offices hosted in the residence of our chief executive officer, Sylva Leduc, for which we pay no rent. We have no equipment or other assets.

Employees

    We currently have one employee, our chief executive officer, Sylva Leduc. We intend to hire at least one additional full-time sales and marketing employee over the next 6 to 12 months, which we estimate will cost us $50,000.

Plan of Operation


    We have four primary areas of our business that we intend to develop over the next seven months:

o a series of texts and on-line materials providing aspiring executive coaches with resources to open their own coaching business;
o an on-line coaching club which provides community, interaction and client referrals for coaches;
o a software product which helps coaches to manage their practice and clients;
and
o a sales and marketing capability sufficient to provide new leads and customers for our website.

    With respect to product and website development, we have identified $50,000 of proceeds of our offering which will be used for this purpose. We estimate that: - $20,000 will be used for texts and on-line materials, - $25,000 will be used for development of the on-line coaching club - $5,000 for integration of the Client Compass product

    Texts and on-line materials are approximately 75% developed to date by our chief executive officer, Sylva Leduc. We believe that it will cost an additional $20,000 to complete our offering of texts and on-line materials. We intend to accomplish this by means of use of outside consultants and by the efforts of Sylva Leduc. We believe that these materials will be completed within 90 days of receipt of $20,000 for development. We have no present source for these funds other than the proceeds of the offering. It is our hope that the materials be completed no later than July 1, 2003.

    We have not yet begun work on our on-line coaching club. We estimate that it will cost $250,000 to complete and will include within it all of the functional elements of our website, including the ability to secure membership transactions on-line, accept credit card payments and provide software products, services and materials for download over the Internet. Most of the elements that compose the website an on-line coaching club are available from multiple third party providers. This item could be complete within 30 days of funds being available for this purpose. We have no present source for these funds other than the proceeds of the offering. It is our hope that the website and community be completed no later than July 1, 2003.

    We believe that we will be able to offer for sale or use on-line a software product which helps coaches to manage their practice. Our chief executive officer, Sylva Leduc has already developed such a product which is currently being sold by Turning Point NW LLC under the trade name Client Compass. We do not believe that we will have to pay Ms. Leduc any upfront fees for the use of this product. We expect that we will spend about $5,000 on outside consultants to integrate the software into our website presence. It should take no more than 30 days from the time our website is completed to integrate the Client Compass software. We have not yet reached an understanding with Ms. Leduc regarding the terms and conditions of licensing Client Compass for use on our site. We believe that an arrangement with Ms. Leduc, or a similar provider of third party client management software will be achievable under which such a product would be sold by us on a revenue share basis, without the need for significant up front expenditures, except for the $5000 in technical integration. We have no present source for these funds other than the proceeds of the offering. It is our hope that software product or a similar software product be available for sale on our website no later than July 1, 2003.

    With respect to sales and marketing, we have identified $100,000 of our offering which will be used for this purpose. We estimate that the annual marketing budget will be $85,000. Therefore, we would have approximately 14 months of this budget available if we received the full proceeds of the offering.

     Sales and marketing will be critical to the success of our business. Our business model relies heavily on our ability to cause executive coaches to visit our website and become subscribing members at a very low per subscriber acquisition cost. We intend to accomplish this goal through a combination of methods. We intend to hire a full-time sales and marketing director as soon as funding permits. We believe that we can obtain a suitable candidate for an annual salary of $50,000, without having to offer insurance or other benefits. We would need to support this individual with a marketing budget of approximately $35,000. This budget would be used for travel to and attendance at industry trade shows and for advertisements in trade publications and websites. We believe that this combination of efforts together with the efforts of our chief executive officer, Sylva Leduc, in approaching colleagues and leaders in the field of executive coaching will be sufficient to attract as paying subscribers, whom we intend to charge an average of $40 per month each for use of our website and materials. We intend to commence hiring the marketing director and beginning sales and marketing activities as soon as funds are available. We have no present source for these funds other than the proceeds of the offering.

     We believe it will take 3 months from the date of our obtaining financing for us to identify and hire such an individual. We believe it will take another 6 to 8 months for the sales and marketing efforts to yield paying subscribers. We hope to have hired this individual by July 1, 2003 and to have paying subscribers by January 2004. As we do not yet have a product, sales force or subscribers, it is difficult for us to project how many subscribers we might realize from these efforts.

    In the event that only a nominal amount of stock is sold during the offering and there are insufficient proceeds to accomplish our plan of operation as noted above, then we will seek alternative sources of funding, products, and customers, including:

o Loans from our chief executive officer or other stockholders;
o Credit from consultants, suppliers, vendors and advertisers;
o A business combination with an organization that has financing and customers and would like to enter the field of executive coaching.


    We believe that we could successfully deploy a product offering on our website and begin to attract customers with $37,500 in additional cash. If we were able to spend an additional $10,000 on sales and marketing and $25,000 on the website and product, we believe that this less robust version of our product and limited marketing plan could allow us to commence operations. If we cannot raise at least $37,500, we believe that we could still produce a limited version of our product and attract some customers, but our plan in this case would be to rely on uncompensated labor from our chief executive officer and a low cost commercial web-hosting provider to maintain the limited product on the Internet. We would rely in this case on direct marketing by our chief executive officer for new customers.

    There can be no assurance that any of the above alternative strategies will achieve our intended goals. If we are unsuccessful in securing any resources by any of the above outlined means, then our organization will cease to be able to carry out any alternative plan of operation and we will cease operations, resulting in a total loss of investment for all shareholders.


Description of property

    We are currently hosted out of the residence of our chief executive officer in Kirkland, Washington. We believe that these existing facilities are adequate to meet our current, foreseeable requirements or that suitable additional or substitute space will be available on commercially reasonable terms.

Certain relationships and related party transactions

    There has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest.


    Between October 12 and November 1, 2001, Sylva Leduc advanced $4,700 to the Company. At December 31, 2001 amounts still due her were $810. During the year ended December 31, 2002 the Company repaid this $810 and advanced $1,690 to Turning Point NW, LLC, a related party commonly controlled by Ms. Leduc. The advance bears 8% interest and is due June 1, 2003.



Sales of our common stock and preferred stock

Common stock. The following table summarizes the private placement transactions in which we sold common stock to our directors, executive officers, 5% stockholders and persons and entities affiliated with them.




                                                  Price per     Shares of common
Purchaser                   Dates of purchase     share         stock
------------------          ------------------    ----------    ----------------

Sylva Leduc
director and
executive officer               10/12/01          $0.001         3,622,000

Robert Rican,                   11/1/01           $0.001         25,000
Spouse of Sylva Leduc

Totals                                                           3,647,000

1 Affiliates of Sylva Leduc

Description of insider sales


    Officer and director Sylva Leduc purchased 3,622,000 shares on October 12, 2001 at a per share purchase price of $0.001. Robert Rican, spouse of officer and director Sylva Leduc, purchased 25,000 shares on November 1, 2001 at a per share purchase price of $0.001.


Indemnification agreements

    We are entering into indemnification agreements with each of our directors and officers. Such indemnification agreements will require us to indemnify our directors and officers to the fullest extent permitted by Nevada law. For a description of the limitation of our directors' and officers' liability and our indemnification of such directors and officers, see "Limitation on directors' and officers' Liability and Indemnification."

Conflict of interest policy


    We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Our policy is to require that a majority of the independent and disinterested outside directors on our board of directors approve all future transactions between us and our officers, directors, principal stockholders and their affiliates. We intend to begin implementation of this policy as soon as an independent director is appointed to the board of directors. At the present time, no such independent director has agreed to serve, nor can there be any assurance that a suitable candidate will be available and willing to serve under commercially acceptable terms. Such transactions will continue to be on terms no less favorable to us than we could obtain from unaffiliated third parties.


Market for common equity and related stockholder matters

    There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

    As of  April 1, 2003 there are:

         o  no options outstanding to purchase shares of our common stock;

         o no options to purchase our common stock that are authorized and available for grant;

         o  no shares that are currently eligible for sale under Rule  144;

         o 353,000 common shares which we have agreed to register under the Securities Act in this offering for sale by current security holders;

         o  26 holders of record of our shares of common stock;

         o  no dividends that have been paid on our common stock to date; and

         o no plans to pay dividends on our common stock in the foreseeable future.

    The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

    For any transaction involving a penny stock, unless exempt, the rules require:

      - that a broker or dealer approve a person's account for transactions in penny stocks; and
      - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      - obtain financial information and investment experience and objectives of the person; and
      - make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

    The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

     - sets forth the basis on which the broker or dealer made the suitability determination; and

     - indicates that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about:


     - the risks of investing in penny stock in both public offering and in secondary trading; and

     - commissions payable to both the broker-dealer and the registered representative; and

     -  current quotations for the securities; and

     - rights and remedies available to an investor in cases of fraud in penny stock transactions.


    Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, if trading in our common stock is determined to be subject to the above rules, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Where you can find additional information

    We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

    Upon effectiveness of our registration statement on Form SB-2, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of
the Securities  Exchange Act of 1934, will file  periodic  reports,   proxy
statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above, at www.sec.gov.


    You may read and copy all materials which we file with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may also visit our website for further information at www.consciousintention.com, though such site is not currently operational, we anticipate that it will be by July of 2003.

Financial Statements


                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprise)


                                TABLE OF CONTENTS


                                                                            Page

Report of Independent Certified Public Accountants                           F-1

Financial Statements:

Balance Sheets - December 31, 2002 and 2001                                  F-2

Statements of Operations for the Year Ended December 31, 2002 and
 for the Periods from October 12, 2001 (Date of Inception)
 through December 31, 2002 and 2001                                          F-3

Statement of Stockholders' Equity (Deficit) for the Period from October
 12, 2001 (Date of Inception) through December 31, 2001
 and for the Year Ended December 31, 2002                                    F-4

Statement of Cash Flows for the Year Ended December 31, 2002
 and for the Periods from October 12, 2001 (Date of Inception)
 through December 31, 2002 and 2001                                          F-5

Notes to Financial Statements                                                F-6

HANSEN, BARNETT & MAXWELL                                     (801) 532-2200
A Professional Corporation                                  Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                           5 Triad Center, Suite 750
                                                 Salt Lake City, Utah 84180-1128
                                                           www.hbmcpas.com



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
Conscious Intention, Inc.


We have audited the accompanying balance sheet of Conscious Intention, Inc. (a development stage enterprise) as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2002 and for the period from October 12, 2001 (date of inception) through December 31, 2001, for the cumulative period from October 12, 2001 through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conscious Intention, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the year ended December 31, 2002 and for the period from October 12, 2001 (date of inception) through December 31, 2001, and for the cumulative period from October 12, 2001 through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's lack of operating history, capital deficit, operating loss and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 27, 2003


                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprises)
                                 BALANCE SHEETS


                                                                                                  December 31,
                                                                                        -------------------------------
                                                                                             2002             2001
                                                                                        -------------     -------------

                                     ASSETS

Current Assets
     Cash                                                                               $         13       $     2,615
     Receivable from related party                                                             1,690                --
                                                                                        --------------    -------------

       Total Current Assets                                                                    1,703             2,615
                                                                                        -------------     -------------

Deferred Offering Costs                                                                       23,844            23,844
                                                                                        -------------     -------------

     Total Assets                                                                       $     25,547     $      26,459
                                                                                        =============     =============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


Current Liabilities
     Accounts payable                                                                   $      30,553     $      25,441
     Payable to related party                                                                      --               810
                                                                                        -------------     -------------

         Total Current Liabilities                                                             30,553            26,251
                                                                                        -------------     -------------

Stockholders' Equity (Deficit)
     Common stock - $0.001 par value; 10,000,000 shares
       authorized; 4,000,000 shares issued and outstanding                                     4,000             4,000
     Deficit accumulated during the development stage                                         (9,006)           (3,792)
                                                                                        -------------     -------------

         Total Stockholders' Equity (Deficit)                                                 (5,006)              208
                                                                                        -------------     -------------

Total Liabilities and Stockholders' Equity (Deficit)                                    $     25,547      $     26,459
                                                                                        =============     =============


The accompanying notes are an integral part of these financial statements.

                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprise)
                            STATEMENTS OF OPERATIONS





                                                                                       For the Periods From                  From
                                                                                         October 12, 2001
                                                        For the Year                   (Date of Inception)
                                                           Ended                             through
                                                        December 31,                        December 31,
                                                            2002                    2001                  2002
                                                     ------------------      ------------------    ------------------

Revenue                                                $        --              $        --          $        --

General and administrative expenses                          5,214                    3,792                 9,006
                                                     ------------ -          --------------         -------------

Net Loss                                               $    (5,214)             $    (3,792)         $     (9,006)
                                                     ==============          ===============        ==============

Basic Loss Per Share                                  $         --              $        --
                                                     ==============          ===============

Weighted Average Number of Shares
         Outstanding                                     4,000,000                3,905,500
                                                     ==============          ===============

The accompanying notes are an integral part of these financial statements.

                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprise)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)





                                                                                                 Deficit
                                                                                               Accumulated       Total
                                                                                Additional      During the    Stockholders'
                                                         Common Stock            Paid in        Development     Equity
                                                     Shares        Amount        Capital          Stage        (Deficit)
                                                 ------------   ------------    ------------   ------------   -------------

Balance - October 12, 2001                                 -    $        -       $       -      $       -      $       -

Shares issued for cash                             4,000,000         4,000               -              -          4,000

Net loss                                                   -             -               -         (3,792)        (3,792)
                                                ------------   ------------    ------------   ------------   -----------
Balance - December 31, 2001                        4,000,000         4,000               -         (3,792)           208

Net loss                                                   -             -               -         (5,214)        (5,214)
                                                ------------   ------------    ------------   ------------   -----------
Balance - December 31, 2002                        4,000,000   $     4,000     $         -    $    (9,006)   $    (5,006)
                                                ============   ============    ============   ============   ===========


The accompanying notes are an integral part of these financial statements.

                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprise)
                            STATEMENTS OF CASH FLOWS




                                                                                                      From
                                                                                                  October 12, 2001
                                                                       For the Year             (Date of Inception)
                                                                           Ended                     through
                                                                       December 31,                 December 31,
                                                                           2002             2001                2002
                                                                       -------------    -------------       -------------

Cash Flows from Operating Activities
    Net loss                                                           $      (5,214)   $      (3,792)     $      (9,006)
    Adjustments to reconcile net loss to net cash
       provided by operating activities:
        Accounts payable                                                       5,112            1,597              6,709
                                                                       -------------    -------------      -------------

        Net Cash Used by Operating Activities                                   (102)          (2,195)            (2,297)
                                                                       -------------    -------------      -------------

Cash Flows From Financing Activities
    Increase in receivable from related party                                 (1,690)               -             (1,690)
    Proceeds from payable to related party                                         -            4,700              4,700
    Payments on payable to related party                                        (810)          (3,890)            (4,700)
    Proceeds from issuance of common stock                                         -            4,000              4,000
                                                                       -------------    -------------      -------------

Net Cash Flows Provided by (Used in) Financing
    Activities                                                                (2,500)           4,810              2,310
                                                                       -------------    -------------      -------------

Net Increase (Decrease) in Cash                                               (2,602)           2,615                 13

Cash at Beginning of period                                                    2,615                -                  -
                                                                       -------------    -------------      -------------

Cash at End of Period                                                  $          13    $       2,615      $          13
                                                                       =============    =============      =============


Supplemental disclosure of noncash investing and financing activities:

The Company incurred $23,844 of deferred offering costs recorded as accounts payable during the period from October 12, 2001 (Date of Inception) through December 31, 2001.

The accompanying notes are an integral part of these financial statements.

                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprises)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - NATURE OF BUSINESS

On October 12, 2001, Conscious Intention, Inc. ("the Company") was organized under the laws of the State of Nevada. The Company is considered a development stage enterprise and is in the process of raising capital to fund operations. As such, the Company has since inception spent most of its efforts in developing its business plan, constructing core materials for eventual sale to customers and in raising capital to fund its operations. The Company has relied upon cash flows from equity issuances and an increase in accounts payable to sustain operations. The planned operations of the Company consist of selling a business system of materials, tools and on-line, internet based support services for individuals wishing to open a business as an executive coach or career ounselor. The Company has established its year-end as December 31st. The Company has had no revenues from any source to date.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments -- The carrying amounts reported in the accompanying financial statements for accounts payable approximate fair values. The fair value estimates were based on estimated future cash flows.

Business Condition -- The Company has not yet been able to execute its business plan. As a result, the Company has negative working capital, negative equity, and recurring operating losses and negative cash flows from operations since inception. This situation raises substantial doubt about its ability to continue as a going concern. The Company plans to fund its operations through the issuance of equity or debt securities, although success is not assured. If these efforts are not successful, the Company will rely on loans from related parties to fund its operations.

The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


Deferred Offering Costs -- The Company deferred direct and incremental costs associated with the public offering of its common stock. The deferred costs will be recognized as a reduction of the proceeds from the offering when the proceeds are realized. To the extent that the deferred costs exceed the offering proceeds, those costs will be charged to operations.


Income Taxes -- The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled. Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Basic Loss Per Share -- Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period.

NOTE 3 - RECEIVABLE FROM RELATED PARTY

During the period ended December 31, 2001, the sole officer and director of the Company advanced $4,700 cash to the Company. At December 31, 2001 amounts still due to this officer were $810. During the year ended December 31, 2002 the Company repaid this $810 and advanced $1,690 to Turning Point NW, LLC, a company commonly controlled by the officer and director. The advance bears 8% interest and is due on June 1, 2003.


NOTE 4 - STOCKHOLDERS' EQUITY

On October 12, 2001, the Company issued 3,622,000 shares of common stock to an officer and director of the Company for cash. The proceeds from the issuance of the stock were $3,622 or $0.001 per share. Additionally on November 1, 2001 the Company issued 378,000 shares of common stock to unrelated purchasers for cash proceeds of $378 or $0.001 per share.

NOTE 5 - INCOME TAXES

The Company has paid no federal income taxes since its incorporation. As of December 31, 2002 and 2001, the Company had net operating loss carry forwards for federal income tax reporting purposes of $9,006 and $3,792, respectively, which, if unused, will expire beginning in 2021. The tax effect of the operating loss carry forwards are as follows at December 31, 2002 and 2001:

                                                        2002             2001
                                                  -------------    -------------

Operating loss carry forwards...................$       3,062     $       1,289
Valuation allowance.............................       (3,062)           (1,289)
                                                 -------------     -------------

Total Deferred Tax Assets.......................$         --      $          --
                                                 =============     =============

The following is a reconciliation of the income tax computed using the federal statutory rate to the provision for income taxes for the year ended December 31, 2002 and for the period October 12, 2001 through December 31, 2001:


                                                    2002              2001
                                                -------------     -------------

Tax at federal statutory rate (34%)...........$      (1,773)     $     (1,289)
Change in valuation allowance..............           1,773             1,289
                                               -------------     -------------

Provision for Income Taxes....................$         --      $          --
                                               =============     =============


NOTE 5 - RELATED PARTY TRANSACTIONS


During the period ended December 31, 2001, the sole officer and director of the Company advanced $4,700 cash to the Company. At December 31, 2001 amounts still due to this officer were $810. During the year ended December 31, 2002 the Company repaid this $810 and advanced $1,690 to Turning Point NW, LLC, a company commonly controlled by the officer and director. The advance bears 8% interest, is unsecured, and is due on June 1, 2003.

CONSCIOUS INTENTION, INC.

Conscious Intention, Inc.
Registration statement on form SB-2

Part II

Information not required in prospectus

Indemnification of directors and officers

    Article V of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of us if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

    We are entering into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liability that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

Other expenses of issuance and distribution

    The following table sets forth the costs and expenses, other than commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates.



SEC registration fee..................................... $            200
Printing and engraving costs.............................            1,000
Legal fees and expenses..................................           12,000
Accounting fees and expenses.............................            5,000
Blue sky fees and expenses...............................            5,000
Transfer agent and registrar fees........................            1,000
Miscellaneous expenses...................................              800
Total....................................................          $25,000

Recent sales of unregistered securities


Between October 12, 2001 and December 31, 2001, the registrant sold 4,000,000 shares of common stock. There was no public offering of the shares. The duration of the offering period was October 12, 2001 to December 31, 2001 at a price per share of par value of $0.001 per share, for total offering proceeds to the company of $4000. These issuances are exempt from registration under the Securities Act in accordance with Regulation D, Rule 505. These shares were issued to our chief executive officer and sole director and to acquaintances, associates and consultants of our chief executive officer and sole director. A total of 26 offers concerning the securities were made during the period of the offering. There was no general solicitation, public announcement, advertisement or general offering of the securities. All of the offers were made to acquaintances and business associates of the officer and director of the company or its consultants. These 26 offers resulted in sales of 4,000,000 shares to 26 shareholders of record. Of the 26 sales that took place, 18 sales were made to unaccredited, non-affiliate investors. All non-accredited investors were sophisticated investors. The remaining 8 sales were made to accredited investors.

Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information:

 o the information required to be furnished in Part I of Form SB-2 under the Securities Act;

o the information required by Item 310 of Regulation S-B;

o the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; and

o written disclosure regarding the limitations and restrictions on resale of the securities.

    The company has relied on Regulation D, Rule 505 of the Securities Act of 1933 for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549. All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of Conscious Intention. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for Conscious Intention. In addition, each was granted physical access to Conscious Intention's facilities for inspection. Transactions by the registrant involving the sales of these securities set forth above were issued under the "private placement" exemptions under the Securities Act of 1933 as transactions by an issuer not involving any public offering. The registrant has made its own independent determination, based on its own investigation as to whether each person is:

o a sophisticated investor capable of assessing the risks inherent in a private offering;
o  able to bear the economic risk of his investment; and
o aware that the securities were not registered under the Securities Act of 1933 and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom.

    The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

    For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Related party transactions" in the form of prospectus included herein.

Exhibits

Number description
3.1*       Articles of incorporation of the registrant
3.2*       Bylaws of the registrant.
4.1*       Specimen common stock certificate.
5.1        Opinion of Jonathan Ram Dariyanani, Esq.
10.1* Form of common stock purchase agreement used in private placement during 2001.
10.2*      Common stock purchase agreement by and between
               Conscious Intention, Inc. and Sylva Leduc.
23.1       Consent of Hansen, Barnett & Maxwell,
               Certified Public Accountants, (see Page II- 48 )
23.2       Consent of Jonathan Ram Dariyanani, Esq.
               (included in Exhibit 5.1).
*As filed previously with the Commission on Form SB-2, dated April 12, 2002.

Undertakings

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one or more of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one or more of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake:

(1) to file during any period in which we offer or sell securities, a post-effective amendment to this registration statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and (c) to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h)under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.


Signatures


    As required by the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, who is duly authorized, in Seattle, State of Washington, on the 14th day of May 2003.


By: /s/ Sylva Leduc

Sylva Leduc, chief executive officer


/s/ Sylva Leduc

Sylva Leduc, principal financial and accounting officer

EXHIBIT INDEX


Number description
3.1*       Articles of incorporation of the registrant
3.2*       Bylaws of the registrant.
4.1*       Specimen common stock certificate.
5.1        Opinion of Jonathan Ram Dariyanani, Esq.
10.1* Form of common stock purchase agreement used in private placement during 2001
10.2 *     Common stock purchase agreement by and between
               Conscious Intention, Inc. and Sylva Leduc.
23.1       Consent of Hansen, Barnett & Maxwell,
               Certified Public Accountants, (see Page II- 48 )
23.2       Consent of Jonathan Ram Dariyanani, Esq.
               (included in Exhibit 5.1).
*As filed previously with the Commission on Form SB-2, dated April 12, 2002.